            THIS FIRST PREFERRED MORTGAGE is made and given this __ day of August, 1997 by Nord Ltd., a company organized and existing under the laws of the Cayman Islands, having its registered office in Grand Cayman, Cayman Islands, British West Indies, and qualified as a foreign maritime entity under the laws of the Republic of Liberia (the "Owner"), as mortgagor, in favor of CHRISTIANIA BANK OG KREDITKASSE ASA, a banking corporation organized and existing under the laws of the Kingdom of Norway, acting through its main office in Oslo, Norway (the "Mortgagee"), as mortgagee.

                                W H E R E A S : -

            A. The Owner is the sole owner of the whole of the vessel STENA COMMANDER (the "Vessel"), Official No. 10829, of 52,247 gross registered tons and 29,494 net registered tons, built in Oppama, Japan in 1989 and registered and documented in the name of the Owner under the laws and flag of the Republic of Liberia at the Port of Monrovia.

            B. Pursuant to a loan facility agreement dated August , 1997 (the "Senior Facility Agreement"), made by and among, INTER ALIOS, the Owner, as borrower, and the Banks (as defined therein) (in such capacity, the "Senior Lenders"), as lenders, and the Mortgagee, as agent for the Senior Lenders, a copy of which is attached hereto as Exhibit A, the Mortgagee, as initial lender, in accordance with the terms of the Senior Facility Agreement, made available to the Owner a loan facility in the principal amount of U.S. $21,000,000 (the "Senior Loan"), the Senior Loan to be repaid by the Owner in twenty consecutive quarterly installments, commencing November , 1997, with a final installment due on August , 2002, each of the first through the fourth of such quarterly installments to be in the principal amount of U.S. $500,000, each of the fifth through the eighth of such quarterly installments to be in the principal amount of U.S. $550,000, each of the ninth through the fourteenth of such quarterly installments to be in the principal amount of U.S. $600,000, each of the fifteenth through the nineteenth of such quarterly installments to be in the principal amount of U.S. $750,000 and a final such quarterly installment to be in the principal amount of U.S.
$9,450,000.

            C. Pursuant to the terms of the Senior Facility Agreement the Senior Loan shall bear interest at the rate per annum equal to the aggregate of
(i) LIBOR (as defined in the Senior Facility Agreement) and (ii) one and one-eighth percent (1 1/8%), payable as provided therein; default interest thereon shall be payable by the Owner at the rate per annum of one percent (1%) above the interest rate which would otherwise be applicable (the "Senior Default Rate").

            D. Pursuant to an ISDA master agreement dated as of August , 1997 (the "ISDA Master Agreement"), the form of which is attached hereto as Exhibit B, between the Owner and the Mortgagee, the Mortgagee agreed to make available to the Owner an interest rate swap facility.

            E. The ISDA Master Agreement provides that one of the conditions upon which the Mortgagee will make the swap facility available to the Owner is that the Owner shall mortgage the Vessel to the Mortgagee to secure the repayment of the Owner's obligations under the ISDA Master Agreement and the payment of interest thereon and of all other sums of money from time to time owing to the Mortgagee under the ISDA Master Agreement up to the amount of Six Hundred Fifty Thousand United States Dollars (U.S.$650,000).

            F. In accordance with a confirmation letter dated August , 1997 (the "Senior Confirmation Letter"), a copy of which is attached hereto as Exhibit C, made by and between the Owner and the Mortgagee (the "Senior Confirmation"), the Mortgagee agreed to make available to the Owner an interest rate swap in respect of the Senior Loan under which the Mortgagee has a maximum potential exposure of Five Hundred Fifty Thousand United States Dollars (U.S.$ 550,000) (the "Senior Contingent Sum") upon the terms and conditions contained therein.

            G. Pursuant to a loan facility agreement dated August , 1997 (the "Junior Facility Agreement" and, together with the Senior Facility Agreement the "Facility Agreements"), made by and among, INTER ALIOS, the Owner, as borrower, and the Banks (as defined therein) (in such capacity the "Junior Lenders"), as lenders, a copy of which is attached hereto as Exhibit D, the Mortgagee, as the initial Junior Lender, in accordance with the terms of the Junior Facility Agreement, made available to the Owner a loan facility in the principal amount of U.S. $2,250,000 (the "Junior Loan"), the Junior Loan to be repaid by the Owner on August , 2002 in one installment to be in the amount necessary to repay the Junior Loan in full.

            H. Pursuant to the terms of the Junior Facility Agreement the Junior Loan shall bear interest at the rate per annum equal to the aggregate of
(i) LIBOR (as defined in the Junior Facility Agreement) and (ii) three percent (3%); default interest thereon shall be payable by the Borrower at the rate per annum of one percent (1%) above the interest rate which would otherwise be applicable (the "Junior Default Rate" and, together with the Senior Default Rate, the "Default Rates").

            I. In accordance with a confirmation letter dated August , 1997 (the "Junior Confirmation Letter", and together with the ISDA Master Agreement and the Senior Confirmation Letter, the "Swap Agreement"), a copy of which is attached hereto as Exhibit E, made by and between the Owner and the Mortgagee (the "Junior Confirmation"), the Mortgagee agreed to make available to the Owner an interest rate swap in respect of the Junior Loan under which the Mortgagee has a maximum potential exposure of One Hundred Thousand United States Dollars (U.S.$100,000) (the "Junior Contingent Sum") upon the terms and conditions contained therein.

            J. The Owner, in order to secure the repayment of the Outstanding Indebtedness (as that term is defined in sub-clause 1.1 hereof) and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Facility Agreements, the Swap Agreement and this Mortgage contained, expressed or implied to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended.

NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

1.    DEFINITIONS

      In this Mortgage, unless the context otherwise requires:

        1.1 "Outstanding Indebtedness" means the Senior Loan, the Junior Loan, the Senior Contingent Sum, the Junior Contingent Sum, interest thereon and all other sums of money owing to the Mortgagee by the Owner from time to time under or in connection with the Facility Agreements, the Swap Agreement and this Mortgage;

        1.2   "the Vessel" means the whole of the vessel described in Recital
              (A) hereof and includes all her engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, belongings, freights and appurtenances whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to the said Vessel, or any part thereof, except such equipment or stores which, when placed aboard the Vessel, do not become the property of the Owner and except that it is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as that term is used in subdivision 2 of Section 106 of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended; and

2.      SECURITY

        In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Outstanding Indebtedness in the specific manner set forth in this Mortgage, the Swap Agreement and the Facility Agreements, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Swap Agreement and the Facility Agreements contained, PROVIDED, HOWEVER, and the terms of this Mortgage are such that, this Mortgage shall be discharged, canceled and have no further effect when there shall be no further amounts payable to the Mortgagee in respect of the Outstanding Indebtedness and the Owner shall have complied with all of the covenants, terms and conditions in this Mortgage, the Swap Agreement and the Facility Agreements contained.

3.      DECLARATION OF INDEBTEDNESS

        The Owner hereby covenants and agrees to pay the Outstanding Indebtedness to the Mortgagee or its successors and assigns.

4.      CONTINUING SECURITY

        It is declared and agreed that the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

5.      INSURANCE AND MAINTENANCE OF THE VESSEL

        The Owner covenants and agrees, unless the Mortgagee has given its prior written consent to the contrary:

        (i) to insure and keep the Vessel insured or procure that the Vessel is kept insured at no expense to the Mortgagee at all times and for as long as the Vessel is subject to this Mortgage, against such risks, including, but not limited to, Hull and Machinery, Hull Interest, Loss of Hire, Freight Interest, Protection & Indemnity (including satisfactory (in the sole opinion of the Mortgagee) cover for pollution liability) and War Risk insurances, in such amounts, on such terms and with such insurers as the Mortgagee may reasonably require, and to register and maintain the registration of the Mortgagee's interest in all insurance policies with such insurers;

        (ii) to ensure that the insurance value of the Vessel covers the actual risks to which the Vessel is from time to time exposed, but not less than (i) with respect to Hull & Machinery insurance at least eighty percent (80%) of the Fair Market Value of the Vessel and
              (ii) except with respect to P&I and Loss of Hire insurance, the higher of the Fair Market Value and one hundred twenty percent (120%) of the then outstanding amount of the Outstanding Indebtedness upon such terms and with such deductibles as shall from time to time be approved by the Mortgagee;

        (iii) to deliver an annual certificate to the Mortgagee from the insurance broker(s) through whom the insurances relevant to the Vessel have been placed evidencing that the insurances referred to in sub-clause (i) above have been taken out in respect of the Vessel and that such insurances are in full force and effect;

        (iv) at the request of the Mortgagee, to obtain (at the Owner's expense) Mortgagee Interest Insurance and, if so requested by the Mortgagee, Extended Mortgagee Interest - Additional Perils (Pollution Cover) Insurance relevant to the Vessel in the form and substance satisfactory to the Mortgagee;

        (v) to reimburse the Mortgagee, from time to time, for all costs and expenses incurred by the Mortgagee in its procurement of a Mortgagee's Interest Policy in respect of its interest in the Vessel (including Additional Perils (Pollution) coverage);

        (vi) to keep and to cause to be kept the Vessel in a good and efficient state of repair so that the Vessel is classed and maintained in the highest class with American Bureau of Shipping or another classification society acceptable to the Mortgagee, and to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the flag of the Republic of Liberia, and at all times to maintain the approval of the Vessel by all oil company majors, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel and to permit the Mortgagee, at the cost of the Mortgagee, by surveyors or other persons appointed by it in its behalf to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying itself in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

        (vii) not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of Liberia or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation of the Vessel and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks insurers, unless necessary extra War Risks insurance cover has been obtained for the Vessel;

       (viii) not to change the registration of the Vessel from the laws and flag of the Republic of Liberia without the prior written consent of the Mortgagee;

       (ix) to maintain its qualification in good standing as a foreign maritime entity in the Republic of Liberia;

       (x) not to sell, agree to sell, abandon or otherwise dispose of the Vessel or any interest therein or to suffer the disposition of any thereof;

       (xi) to pay to the Mortgagee on demand, all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder or under the Facility Agreements and the Swap Agreement and to pay interest thereon at the Default Rates from the date such demand for payment is made;

       (xii)  to immediately notify the Mortgagee of:

              (a) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed the sum of U.S. $500,000 (or the equivalent in any other currency);

              (b) any occurrence in consequence whereof the Vessel has become or is likely to become a total loss;

              (c) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or the earnings of the Vessel;

              (d) any requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; and

              (e) any capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government;

              (f) any material interruption in the operation of the Vessel, including, but not limited to an Off-Hire period of five days or more, and the financial implications of such interruption;

       (xiii) not bring the Vessel in any yard for repairs (other than for the purpose of ordinary drydockings at regular intervals), the costs of which might exceed U.S. $500,000 (or the equivalent thereof in any other currency), in addition to normal drydocking expenses, or permit any major change or structural alteration to be made to the Vessel.

       (xiv) not to create, incur or permit to be placed or imposed or continued upon the Vessel any lien whatsoever other than for Master's and crew's wages, salvage compensation and disbursements arising by operation of law and the lien of this Mortgage;

       (xv) to comply with all declaration and reporting requirements imposed by the Protection and Indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Clause 20/2/91, and to insure payment of all premiums required to maintain in force the maximum U.S. Oil Pollution Cover;

      (xvi) not in any material way change, amend, negotiate, cancel or terminate the Charters or the Management Agreement without the prior written consent of the Mortgagee;

      (xvii) to permit a valuation of the Vessel pursuant to the terms of Clause 14.1 of each of the Facility Agreements; and

      (xviii) to place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all persons having business with the Vessel which might give rise to any lien thereon, other than liens permitted under the preceding Clause 5(xiv) hereof, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six
              (6) inches wide by nine (9) inches high, reading as follows:

              "NOTICE OF MORTGAGE

              This Vessel is covered by a First Preferred Mortgage to Christiania Bank og Kreditkasse ASA under the authority of Title 22 of the Liberian Code of Laws of 1956, as amended. Under the terms of the said First Preferred Mortgage, neither the Owner nor any charterer nor the Master nor any officer or agent of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages or salvage."

6.      AUTHORITY OF THE MORTGAGEE

        Without prejudice to any other rights of the Mortgagee hereunder:

        (i) in the event that the provisions of Clause 5(i) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty to effect and thereafter to replace, maintain and renew all such insurances relating to the Vessel as in its sole discretion it may think fit;

        (ii) in the event that the provisions of Clause 5(vi) hereof shall not be complied with, the Mortgagee shall be at liberty to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

        (iii) any and all expenses incurred by the Mortgagee (including reasonable fees of counsel) in respect of its performance under the foregoing sub-clauses (i) and (ii) shall be paid by the Owner on demand, with interest thereon at the Senior Default Rate from the date when such expenses were paid by the Mortgagee.

7.      EVENTS OF DEFAULT

        (A) Each of the following events shall constitute an Event of Default:

        (i) an Event of Default (as defined in the Senior Facility Agreement) stipulated in Clause 16 of the Senior Facility Agreement shall occur and be continuing;

        (ii) an Event of Default (as defined in the Junior Facility Agreement) stipulated in Clause 16 of the Junior Facility Agreement shall occur and be continuing;

        (iii) failure to pay when due the Outstanding Indebtedness or any portion thereof; and

        (iv) a default by the Owner in the due and punctual observance of any of the covenants in this Mortgage and such default if capable of remedy is not remedied within ten (10) business days after notice from the Mortgagee to the Owner requesting action to remedy such default. The remedy period of ten (10) business days shall not apply to the Owner's obligations according to Clause 5(i), (ii), (iv) and (xv) hereof.

        (B) If any Event of Default shall happen, the Mortgagee, shall be entitled:

        (i) to demand payment by written notice to the Owner of the Outstanding Indebtedness, whereupon such payment by the Owner to the Mortgagee shall be immediately due and payable, anything contained in the Facility Agreements, the Swap Agreement or this Mortgage to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Facility Agreements, the Swap Agreement or this Mortgage;

        (ii) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by any applicable law, including those under the provisions of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended;

        (iii) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law);

        (iv) to require that all policies, contracts, and other records in respect of the insurances relating to the Vessel (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

        (v) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the insurances relating to the Vessel or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

        (vi) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

        (vii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's rights under the the Facility Agreements, the Swap Agreement, this Mortgage or otherwise; and to recover judgment for any amount due by the Owner under this Mortgage; and

        (viii) to sell the Vessel or any interest therein with or without the benefit of any charterparty by public auction at home or abroad, or by private sale upon at least ten (10) business days prior written notice to the Owner and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale and in the absence of negligence or willful neglect without being answerable for any loss occasioned by such sale or resulting from postponement thereof.

8.      APPLICATION OF PROCEEDS

        The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, or any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided, or the proceeds of any and all insurances relating to the Vessel and any claims for damages on account of the Vessel or the Owner of any nature whatsoever or any requisition compensation, shall be applied as follows:

        FIRST: To the payment of all costs and expenses (together with interest thereon at the Senior Default Rate) of the Mortgagee including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

        SECOND: To the payment in full of the Outstanding Indebtedness if then due and payable; and

        THIRD: Any surplus thereafter remaining, to the Owner or the Owner's successors in interest and assigns or to whomsoever may be entitled thereto.

        In the event that the proceeds are insufficient to pay the amounts specified in paragraphs "First" and "Second" above, the Mortgagee shall be entitled to collect the balance from the Owner or any other person liable therefor.

9.      DELEGATION

        The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in the Mortgagee by virtue of Clause 10 hereof) in such manner and upon such terms and to such persons as the Mortgagee in its absolute discretion may think fit.

10.     POWER OF ATTORNEY

        The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to execute and deliver charters and a bill of sale with respect to the Vessel,

        PROVIDED, HOWEVER, that such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default stipulated in Clause 7(A) hereof shall occur.

11.     RECORDATION

        For the purpose of recording this First Preferred Mortgage as required by Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended, the total amount is U.S.$23,900,000, of which U.S.$21,000,000 represents the Senior Loan, of which U.S.$2,250,000 represents the Junior Loan, of which U.S.$550,000 represents the Senior Contingent Sum, of which U.S.$100,000 represents the Junior Contingent Sum, and interest and performance of mortgage covenants. The date of maturity with respect to the Senior Loan is August , 2002, the date of maturity with respect to the Junior Loan is August , 2002 and the date of maturity with respect to each of the Senior Contingent Sum and the Junior Contingent Sum is on demand. The discharge amount is the same as the total amount. For property other than the Vessel if any should be determined to be covered by this Mortgage, the discharge amount is 0.01% of the total amount.

12.     NOTICES

        Notices and other communications required or permitted by this Mortgage shall, until further notice in writing of a change therein, be in writing delivered personally or mailed (airmailed, if international) by registered or certified mail, with proof of delivery requested, telexed or telefaxed as follows:


        If to the Owner:  Nord Ltd.
                                  c/o General Maritime II Corporation
                                  730 Fifth Avenue
                                  New York, N.Y.  10019

                                  Attn.: Peter C. Georgiopoulos, Director
                                  Telefax No.:  +(212) 698-9628

        If to the Mortgagee:      Christiania Bank of Kreditkasse ASA
                                  P.O. Box 1166 Sentrum
                                  0107 Oslo 1,
                                  Norway

                                  Attn: Shipping/Offshore/Aviation
                                  Telefax No.:  +011-47-22-48-66-68

        Every notice or demand shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received, in the case of letter, on the date of delivery to the recipient thereof, and in the case of a telefax transmission, on the date and at the time of dispatch thereof (provided that if the date of dispatch is not a business day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following business day in such locality).

            IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative on the day and year first above written.


                              Signed, sealed and delivered as a Deed by Nord
                              Ltd.


                              By:
                                  Name:   John P. Tavlarios
                                  Title:  Attorney-in-Fact

                           ACKNOWLEDGMENT OF MORTGAGE


STATE OF NEW YORK )
                  : ss.
COUNTY OF NEW YORK)


            On this __ day of August, 1997 before me personally appeared John P. Tavlarios, to me known who being by me duly sworn did depose and say that he resides at 330 East 39th Street, New York, New York, that he is an Attorney-in-Fact of Nord Ltd., the company described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said Company.



                                          Notary Public

            THIS ASSIGNMENT AND AMENDMENT OF FIRST PREFERRED MORTGAGE is made this 8th day of September, 1997 by and between NORD LTD., a corporation organized and existing under the laws of the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia (the "Owner"), as mortgagor, CHRISTIANIA BANK OG KREDITKASSE ASA, a banking corporation organized and existing under the laws of the Kingdom of Norway, acting through its main office in Oslo, Norway (the "Existing Mortgagee"), as assignor, and the New Mortgagee (as hereinafter defined), as assignee.

                            W H E R E A S:

            A. The Owner has heretofore executed and delivered in favor of the Existing Mortgagee a First Preferred Mortgage dated August 7, 1997 (the "Mortgage") covering the whole of the Liberian flag vessel STENA COMMANDER (the "Vessel"), Official No. 10829, of 52,247 gross registered tons and 29,494 net registered tons, built in Oppama, Japan in 1989, and registered and documented in the name of the Owner under the laws and flag of the Republic of Liberia at the Port of Monrovia.

            B. The Mortgage was duly recorded in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia in Book PM 49, Page 726, at 8:00 A.M. (E.D.S.T.) on August 7, 1997.

            C. The Mortgage was given to secure the payment and performance by the Owner of its obligations under (i) the Senior Facility Agreement (as defined therein) pursuant to which the Existing Mortgagee advanced to the Borrower the principal amount of U.S. $21,000,000 (the "Senior Loan") repayable in accordance with, and bearing interest as provided in the Senior Facility Agreement, of which the entire principal amount remains outstanding on the date hereof, (ii) the Junior Facility Agreement (as defined therein) pursuant to which the Existing Mortgagee advanced to the Borrower the principal amount of U.S. $2,250,000 (the "Junior Loan") repayable in accordance with, and bearing interest as provided in the Junior Facility Agreement, of which the entire principal amount remains outstanding on the date hereof, (iii) the Swap Agreement (as defined therein) pursuant to which the Existing Mortgagee (in such capacity, the "Swap Party" and, collectively with the Banks (as defined in the Senior Facility Agreement) and the Banks (as defined in the Junior Facility Agreement) the "Creditors") made available to the Owner an interest rate swap in respect of the Senior Loan under which the Mortgagee has a maximum potential exposure of Five Hundred Fifty Thousand United States Dollars (U.S.$ 550,000) (the "Senior Contingent Sum") upon the terms and conditions contained therein and an interest rate swap in respect of the Junior Loan under which the Mortgagee has a maximum potential exposure of One Hundred Thousand United States Dollars (U.S.$100,000) (the "Junior Contingent Sum") upon the terms and conditions contained therein.

            D. Pursuant to a transfer certificate dated September 8, 1997 (the "Transfer Certificate") made by and between UNION BANK OF NORWAY, a banking corporation organized and existing under the laws of Norway acting through its office located in Oslo, Norway, ("UBN") and the Existing Mortgagee, a copy of which is attached hereto as Exhibit "A", the Existing Mortgagee transferred 50% of its interest in the Senior Loan to UBN.

            E. Pursuant to a trust deed dated August 6, 1997 (together the "Trust Deed") made by and among, INTER ALIOS, the Existing Mortgagee, as security trustee (in such capacity, the "New Mortgagee"), and the Owner, as amended by a deed of accession dated the date hereof between UBN and the Existing Mortgagee, the New Mortgagee agreed, INTEr ALIA, to receive, hold, administer and enforce this Mortgage on behalf of the Creditors.

            F. The Existing Mortgagee desires to assign and transfer all its right, title and interest in the Mortgage, as amended hereby, to the New Mortgagee.

            G. The Owner and the New Mortgagee desire that the Mortgage be amended to have the Vessel stand as security under the Mortgage, as so amended, for the payment and performance by the Owner of its obligations under the Senior Facility Agreement, as assigned by the Transfer Certificate, the Junior Facility Agreement and the Swap Agreement.

            NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Mortgagee hereby sells, assigns, transfers and sets over unto the New Mortgagee, its successors and assigns, all of its right, title and interest in and to the Mortgage, as amended hereby, including, without limitation, all of the Existing Mortgagee's right, title and interest, powers, remedies and privileges under the Mortgage, as amended hereby, including all claims for damages arising out of any breach of the terms of the Mortgage, as amended hereby, and all moneys and claims for moneys due and to become due from the Owner under and pursuant to the terms of the Mortgage, as amended hereby, TO HAVE AND TO HOLD the same unto the New Mortgagee, its successors and assigns, to the sole and only proper use of the New Mortgagee, its successors and assigns, and the Owner and the New Mortgagee hereby agree as follows:

            SECTION 1. GRANTING CLAUSE. In consideration of the premises and in order to secure the payment of the Senior Loan, the Junior Loan, the Senior Contingent Sum, the Junior Contingent Sum, interest thereon according to the terms of the Senior Facility Agreement, as assigned by the Transfer Certificate, the Junior Facility Agreement and the Swap Agreement and the payment of all other such sums of money owing to the Creditors by the Owner from time to time under or in connection with the Senior Facility Agreement, as assigned by the Transfer Certificate, the Junior Facility Agreement, the Swap Agreement and the Mortgage, as amended hereby (all such principal, interest and other sums being hereinafter called the "Outstanding Indebtedness"), and to secure the performance and observance of and compliance with all the agreements, covenants and conditions in the the Senior Facility Agreement, as assigned by the Transfer Certificate, in the Junior Facility Agreement, in the Swap Agreement and in the Mortgage, as amended hereby, contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the New Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the New Mortgagee, its successors and assigns, forever, upon the terms set forth in the Mortgage, as amended hereby, for the enforcement of the payment of the Outstanding Indebtedness; PROVIDED, HOWEVER, and the terms of the Mortgage are such that, the Mortgage shall be discharged, canceled and have no further effect when there shall be no further amounts payable to the New Mortgagee and the Creditors in respect of the Outstanding Indebtedness and the Owner shall have complied with all of the covenants, terms and conditions in the Mortgage, as amended hereby, the Senior Facility Agreement, the Junior Facility Agreement and the Swap Agreement, contained.

            SECTION 2.   AMENDMENTS.

            (a) The term "Senior Facility Agreement" as used in the Mortgage, as amended hereby, shall be deemed to mean the Senior Facility Agreement, as assigned by the Transfer Certificate.

            (b) The term "Outstanding Indebtedness" as used in the Mortgage, as amended hereby, shall be deemed to mean the "Outstanding Indebtedness" as defined in Section 1 of this Assignment and Amendment.

            (c) The term "Mortgagee" as used in the Mortgage, as amended hereby, such shall be deemed to mean the New Mortgagee, as defined herein.

            (d) All references to the "Mortgagee" in Clause 6(ii), paragraphs two and five of Clause 8 and Clause 9 of the Mortgage, as amended hereby, are amended to read "the Mortgagee and the Creditors".

            (e) All references to the "Mortgagee" in Clause 5(i) and the first paragraph of Clause 8 of the Mortgage, as amended hereby, are amended to read "the Mortgagee or the Creditors".

            (f) All references to the "Mortgagee" in Clause 6(i) of the Mortgage, as amended hereby, are amended to read" the Mortgagee and/or the Creditors".

            (g) Clause 3 of the Mortgage is amended by deleting the phrase "Mortgagee or its" and inserting the phrase "Creditors or their respective".

            (h) Clause 4 of the Mortgage is amended by inserting after the term "Mortgagee", the phrase, "(for and on behalf of itself and the other Creditors)".

            (i) Clause 5 of the Mortgage is amended by inserting after the term "Mortgagee" in the first line, the phrase "on behalf of the Creditors".

            (j) The Notice of Mortgage recited in Clause 5 (xviii) is amended by inserting the phrase ", as security trustee," after the name "Christiania Bank og Kreditkasse ASA".

            (k) Clause 6(iii) of the Mortgage is amended by inserting at the end of the paragraph the phrase "and/or the Creditors, as the case may be".

            (l) Clause 7(B)(i) of the Mortgage is amended by

                  (i) inserting after the first reference to the "Mortgagee" the phrase "on behalf of the Creditors"; and

                  (ii) inserting after the later reference to the "Mortgagee"
            the phrase "or the Creditors".

            (m) Clause 7(B)(vii) of the Mortgage is amended to insert the phrase "and/or the Creditors'" after the word "Mortgagee's".

            SECTION 3. RECORDATION. This Assignment and Amendment shall be recorded in the office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia, at the expense of the Owner, and the Owner will cause to be placed on board the Vessel a duly certified copy of this Assignment and Amendment. For the purpose of recording this Assignment and Amendment, as required by Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended, the total amount of the Mortgage, as amended hereby, remains U.S. $23,900,000 of which U.S.$21,000,000 represents the Senior Loan, of which U.S. $2,250,000 represents the Junior Loan, of which U.S. $550,000 represents the Senior Contingent Sum, of which U.S.$100,000 represents the Junior Contingent Sum, and interest and performance of mortgage covenants. The date of maturity of the Mortgage, as amended hereby, with respect to the Senior Loan remains August 6, 2002, the date of maturity with respect to the Junior Loan remains August 6, 2002 and the date of maturity with respect to each of the Senior Contingent Sum and the Junior Contingent Sum remains on demand. The discharge amount remains the same as the total amount. For property other than the Vessel if any should be determined to be covered by this Mortgage, the discharge amount remains 0.01% of the total amount.

            SECTION 4. INCORPORATION OF MORTGAGE. Except as expressly affected hereby, the Mortgage is in all respects ratified and confirmed and all other terms and provisions of the Mortgage shall remain unchanged. All of the terms, conditions and provisions of the Mortgage, as amended hereby, shall be deemed incorporated herein with the same effect as though set forth at length in this Assignment and Amendment and shall remain in full force with effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment to be executed and delivered by their respective duly authorized representatives on the date first above written.

Signed, sealed and delivered                Signed, sealed and delivered
as a Deed by                                as a Deed by

NORD LTD.                                     CHRISTIANIA BANK OG
                                              KREDITKASSE ASA, as assignee

By:______________________________              By:________________________
   Name:   Peter C. Georgiopoulos               Name:  Hadley S. Roe
     Title:  Attorney-in-Fact                      Title: Attorney-in Fact


     Signed, sealed and delivered
     as a Deed by


                                              CHRISTIANIA BANK OG
       KREDITKASSE ASA, as assignor

                                               By:_______________________
                                                  Name:   Hadley S. Roe
                                                  Title:  Attorney-in-Fact


                            ACKNOWLEDGMENT


STATE OF NEW YORK          )
                           : ss:
COUNTY OF NEW YORK         )



            On this 8th day of September, 1997 before me personally appeared Peter C. Georgiopoulos to me known who being by me duly sworn did depose and say that he resides at 730 Fifth Avenue New York, New York 10019, that he is the Director of Nord Ltd., the entity described in and which executed the foregoing document as the Owner; that he signed his name thereto pursuant to a power of attorney granted to him by said entity.



                                          -------------------------
                                                   Notary Public

                            ACKNOWLEDGMENT


STATE OF NEW YORK          )
                           : ss:
COUNTY OF NEW YORK         )


            On this 8th day of September, 1997 before me personally appeared Hadley S. Roe, to me known, who being by me duly sworn did depose and say that he resides at 28 Rutland Street, Mt. Kisco, New York 10549; that he is an Attorney-in-Fact of Christiania Bank og Kreditkasse, the entity described in and which executed the foregoing document as Assignor and as Assignee; that he signed his name thereto pursuant to a power of attorney granted to him by said entity.



                                               -------------------------
                                                   Notary Public